Exhibit 99.1

MARTIN MIDSTREAM PARTNERS
TO ISSUE FIRST QUARTER 2005 RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL

      KILGORE, Texas, May 2, 2005 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the first quarter ended March 31, 2005 after the market closes on Wednesday, May 4, 2005.

      In addition, Martin Midstream Partners intends to file its quarterly report on Form 10-Q for such quarter after the market closes on Wednesday, May 4, 2005.

      An investors’ conference call to review the first quarter results will be held on Thursday, May 5, 2005, at 3:30 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 4:30 p.m. Central Time on May 5, 2005 through 11:59 p.m. Central Time on May 12, 2005. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 151252 The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.

      During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the first quarter and will be available on the investor relations page of the Company’s website.

About Martin Midstream Partners

      Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

      Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.

Forward-Looking Statements

      Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Contacts:

      Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner.